SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:   November 7, 2000
(Date of earliest event reported)

          Wisconsin Public Service Corporation
(Exact name of registrant as specified in its charter)

          Wisconsin
(State or other jurisdiction of incorporation)

1-03016	39-0715160
(Commission File Number)	(IRS Employer Identification No.)

     700 North Adams Street, P.O. Box 19001, Green Bay, WI 54307-9001
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (920)433-1598

          Not Applicable
(Former name or former address, if changed since last report)

Page 1 of 3 Pages

ITEM 5. OTHER EVENTS.

On November 7, 2000, Wisconsin Public Service Corporation issued a Press Release announcing it had adjourned its Special Meeting of Preferred Shareholders. The Special Meeting of Preferred Shareholders has been adjourned to Wednesday, November 29, 2000 at 10:30 a.m. local time at the offices of WPS Resources Corporation, 700 North Adams Street, Green Bay, Wisconsin.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

99-1	Wisconsin Public Service Corporation Press Release dated November 7, 2000 announcing the adjournment of its Special Meeting of Preferred Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WPS RESOURCES CORPORATION

By: /s/ R. G. Baeten R. G. Baeten Vice President-Treasurer

Date: November 7, 2000